SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 31, 2010

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 31, 2010, the Registrant held its Annual Meeting of Stockholders, at which two proposals were submitted to, and approved by, the Registrant’s stockholders. The proposals are described in detail in the Registrant’s proxy statement for the 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on February 16, 2010. The final results for the votes regarding each proposal are set forth below.

1. Registrant’s stockholders elected nine directors to the Registrant’s Board of Directors, to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The votes regarding this proposal were as follows:

	For	Against	Abstained	Broker Non-Votes
John P. Bilbrey	10,115,568	54,717	14,308	915,189
James T. Brady	10,112,359	61,233	11,001	915,189
J. Michael Fitzpatrick	10,135,785	33,474	15,334	915,189
Freeman A. Hrabowski, III	10,106,068	42,336	36,189	915,189
Michael D. Mangan	10,094,657	74,966	14,970	915,189
Margaret M.V. Preston	10,103,846	68,468	12,279	915,189
George A. Roche	10,097,814	70,127	16,652	915,189
William E. Stevens	10,109,695	63,658	11,240	915,189
Alan D. Wilson	10,151,727	22,281	10,585	915,189

2. Registrant’s stockholders ratified the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending November 30, 2010. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
11,045,462	35,687	18,633	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: March 31, 2010	By:	/s/ W. Geoffrey Carpenter
W. Geoffrey Carpenter
Vice President, General Counsel & Secretary